EXHIBIT 1

                                 PROMISSORY NOTE
                               DATED MARCH 27 2001
                         TO KEYBANK NATIONAL ASSOCIATION

                                 PROMISSORY NOTE

Borrower:  UTAH MEDICAL PRODUCTS, INC.     Lender: KEYBANK NATIONAL ASSOCIATION
           7043 SOUTH 300 WEST                     UT-MM CENTRAL COMMERCIAL
           MIDVALE, UT 84047                       BANKING CENTER
                                                   50 S. MAIN ST, SUITE 2007
                                                   SALT LAKE CITY, UT 84130
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Principal Amount: $14,500,000.00   Initial Rate: 8.000%   Date of Note: March 27, 2001
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PROMISE TO PAY. UTAH MEDICAL PRODUCTS, INC. ("Borrower") promises to pay to
KeyBank National Association ("Lender"), or order, In lawful money of the United
States of America, the principal amount of Fourteen Million Five Hundred
Thousand & 00/100 Dollars ($14,500,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on April 14, 2003. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning April 15, 2001, with all subsequent Interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the Prime Rate announced by Lender (the "Index'). The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Index becomes unavailable during the term of this loan, the Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each day that the index changes. The interest rate will change automatically and correspondingly on the date of each announced change of the Index by Lender. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 8.000% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate equal to the Index, resulting in an initial rate of 8.000% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, they will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: KeyBank National Association, UT-MM-Central Commercial Banking Center, 50 S. Main Street, Suite 2007, Salt Lake City, UT 84130.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $50.00, whichever Is greater.



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INTEREST AFTER DEFAULT. Upon default, including failure to pay upon first maturity, Lender, at its option, may, if permitted under applicable law, increase the variable interest rate on this Note to 3.000 percentage points over the Index. The interest rate will not exceed the maximum rate permitted by applicable law.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

     Payment Default. Borrower fails to make any payment when due under this Note.

     Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant, or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

     Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

     False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

     Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

     Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower of by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with the Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being adequate reserve or bond for the dispute.

     Events affecting Guarantor. Any of the proceeding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness of any guarantor, endorser, surety, of accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any of the indebtedness evidenced by this Note. In the event of a death, Lender, at its option, may, but shall not be required to, permit the guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.

     Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.

     Insecurity.  Lender in good faith believes itself insecure.

     Cure Provisions. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to collect this
Note is Borrower does not pay. Borrower will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including without limitation all reasonable attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate



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any automatic stay or injunction), appeals. If not prohibited by applicable law,
Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to a jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with federal law and the laws of the State of Utah. This note has been accepted by Lender in the State of Utah.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA and Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the debt against any and all such accounts.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note may be requested either orally or in writing by Borrower or as provided in this paragraph. Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. The following person currently is authorized to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender's address shown above, written notice of revocation of his or her authority: KEVIN L. CORNWELL, CHAIRMAN/CEO of UTAH MEDICAL PRODUCTS, INC. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (E) Lender in good faith deems itself insecure

LIBOR 1 MONTH. An exhibit, titled 'LIBOR 1 Month Exhibit", is attached to this Note and by this reference is made a part of this Note just as if all the provisions, terms and conditions of the Exhibit had been fully set forth in this Note.

PRIOR NOTE. This Note is a renewal of the promissory note form Borrower to Lender dated April 14, 2000 in the original principal amount of $14,500,000.00.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

UTAH MEDICAL PRODUCTS, INC.

   By: /s/ Kevin L. Cornwell
       ---------------------
      KEVIN L CORNWELL, CHAIRMAN/CEO of UTAH
      MEDICAL PRODUCTS, INC




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                              LIBOR 1 MONTH EXHIBIT

Borrower: UTAH MEDICAL PRODUCTS, INC  Lender: KeyBank National Association
          7043 SOUTH 300 WEST                 UT-MM- Central Commercial Banking
          MIDVALE, UT 84047                   Center
                                              50 S.  Main Street Suite 2007
                                              Salt Lake City, UT 84130


  This LIBOR 1 MONTH EXHIBIT is attached to and by this reference is made a part of the Promissory Note, dated March 27, 2001, and executed in connection with a loan or other financial accommodations between KEYBANK NATIONAL ASSOCIATION and UTAH MEDICAL PRODUCTS, INC.

  LIBOR ADDENDUM
  (Line of Credit One-Month Rate)


  1. DEFINITIONS: For the purposes of this Addendum, the following definitions will apply:

        "Business Day" means a day on which dealings are carried on in the London interbank eurodollar market.

        "LIBOR Interest Period" means the period commencing on the date an advance bearing interest at the LIBOR Rate is made, continued, or converted and continuing for one month, with successive periods commencing on the same day of each month thereafter;

        "LIBOR Rate" means the rate per annum calculated by the Lender in good faith, which Lender determines with reference to the rate per annum (rounded upwards to the next higher whole multiple of 1/16% if such rate is not such a multiple) at which deposits in United States dollars are offered by prime banks in the London interbank eurodollar market two Business Days prior to the day on which such rate is calculated by Bank, in an amount comparable to the amount of such advance and with a maturity equal to the LIBOR Interest Period;

        "LIBOR Reserve Requirements" means, for any advance bearing interest at the LIBOR Rate, the maximum reserves (whether basic, supplemental, marginal, emergency, or otherwise) prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to liabilities or assets consisting of or including "Eurocurrency liabilities" (as defined in Regulation D of the Board of Governors of the Federal Reserve System) having a term equal to the term of such advance.

        "Margin" means one and 35/100 percent (1.35 %).

        "Note Rate" means the interest rate provided for in the Note based on the Lender's Prime Rate (as defined in the Note).

  2. INTEREST RATE. Notwithstanding anything contained in the Note to the contrary, advances under the Note shall bear interest at a fixed rate of interest equal to the LIBOR Rate plus the Margin for the duration of a LIBOR Interest Period; provided that no such advance shall be in an amount of less than $100,000.00, and provided further that no LIBOR Interest Period may extend beyond the maturity date of the Note. Upon the expiration of the initial LIBOR Interest Period, Borrower may elect a new LIBOR Rate or the Note Rate. If Borrower fails to make an election, the advances will bear interest at the LIBOR Rate plus the Margin for consecutive LIBOR Interest Periods until an election is made. During any LIBOR Interest Period, Borrower shall continue to make interest payments as required by the Note.

  3. INCREASED COSTS. If, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any law or regulation, there shall be any increase in the cost to Lender of making, funding, maintaining, or allocating capital to any advance bearing interest at the LIBOR Rate, including a change in LIBOR Reserve Requirements, then Borrower shall, from time to time upon demand by Lender, pay to Lender additional amounts sufficient to compensate Lender for such increased cost.

  4. ILLEGALITY. lf, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any law or regulation, it becomes unlawful for Lender to make, fund, or maintain any advance at the LIBOR Rate, then Lender's obligation to make, fund, or maintain any such advance shall terminate and each affected outstanding advance shall be converted to the Note Rate on the earlier of the termination date for each LIBOR Interest Period or the date the making, funding, or maintaining of each such advance becomes unlawful.



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  5. REIMBURSEMENT OF COSTS. If Borrower repays any advance bearing interest at the LIBOR Rate prior to the end of the applicable LIBOR Interest Period, including without limitation a prepayment under paragraphs 3 or 4 above, Borrower shall reimburse Lender on demand for any resulting loss or expense incurred by Lender, including without limitation any loss or expense incurred in obtaining, liquidating or reemploying deposits from third parties. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by Lender and submitted by Lender to the Borrower, shall be conclusive and binding for all purposes absent manifest error in computation. Calculation of all amounts payable to Lender under this paragraph shall be made as though Lender shall have actually funded the relevant advance through deposits or other funds acquired from third parties for such purpose; provided, however, that Lender may fund any advance bearing interest at the LIBOR Rate in any manner it sees fit and the foregoing assumption shall be utilized only for purposes of calculation of amounts payable under this paragraph. Lender will be entitled to receive the reimbursement provided for herein regardless of whether the prepayment is voluntary or involuntary (including demand or acceleration of the Note upon Borrower's default).


  THIS LIBOR 1 MONTH EXHIBIT IS EXECUTED ON MARCH 27, 2001.

  BORROWER:


  UTAH MEDICAL PRODUCTS, INC.

  By:   /s/ Kevin L. Cornwell
     ----------------------------------------
     KEVIN  L. CORNWELL, CHAIRMAN/CE0 of UTAH
     MEDICAL PRODUCTS, INC



  LENDER:

  KEYBANK NATIONAL ASSOCIATION

  By:  /s/ John P. Norawong
     ------------------------
     Authorized Officer